UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to § 240.14a-12

Splunk Inc.

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Splunk Employee Email from Splunk CEO

Date: September 21, 2023

Time: 4:50am PST

From: Splunk CEO

To: All Splunk Employees

Subject: Splunk’s Next Chapter with Cisco

Splunkers,

Today marks one of the most exciting days in Splunk’s history.

This morning, we announced that Cisco intends to acquire Splunk in an all-cash transaction at approximately $30 billion in enterprise value, or $157 per share, to create one of the largest global software companies and jointly realize our vision to keep organizations secure and resilient. Since Splunk’s founding in 2003, we’ve created a world-class product portfolio and brand synonymous with innovation and exceptional customer value. Nearly 20 years later, we’re embarking on the next phase of our growth journey as we join forces with a longtime and trusted partner.

The key to Splunk’s success has always been its people. For Splunkers around the globe, today’s announcement is a testament to your hard work, innovative vision and belief that our technology can help organizations all over the world become more resilient and ultimately realize their potential. Our rapid growth into a security and observability leader was made possible by staying ahead of and responding to our customers’ needs to deliver products and solutions that keep their mission-critical systems secure and reliable. That customer focus will not change as we join Cisco. In fact, by bringing our organizations together, we’re deepening our collective ability to deliver incredible customer value by leveraging data and AI to power the world’s largest and most complex organizations.

A Complementary and Trusted Partner

The products and capabilities our two organizations offer complement each other incredibly well. With the advent of AI, and the increasing pace of digital transformation, enterprises now have a vastly larger and more complex landscape to protect, and infinitely more data to manage – often across fragmented, hybrid and multi-cloud environments. In addition, as the complexity of cyber threats continues to increase, we see a significant opportunity to integrate and build on Splunk and Cisco’s industry-leading solutions to deliver the most comprehensive visibility and insights in the market by applying AI to security, observability and network operations. Together, we will help enable organizations of all sizes to access, analyze and act on their data faster and more securely than ever before. Our advanced technologies, powered by Cisco’s extensive go-to-market capabilities and global scale, is a winning combination for our customers, our industry and our people.

Through our nearly 10 years of partnership with Cisco, we have gotten to know their business and leaders well, which gives us confidence that our two organizations are like-minded and share similar values. Like Splunk, Cisco embraces a customer-first culture focused on innovation and growth, while also prioritizing the importance of diversity, equity, inclusion and belonging, and community and purpose among its people. Cisco similarly values talent and professional growth, with a focus on leadership development programs to foster an award-winning employee experience. As part of Cisco, we expect Splunk employees to benefit from additional investment in our teams and expanded professional opportunities.

Preparing for Our Future

Cisco’s acquisition of Splunk is a complex transaction. Today’s announcement is only the first step in the process. We expect the transaction to close by the end of the third quarter of calendar year 2024, subject to customary closing conditions, including approval by Splunk’s shareholders and other regulatory approvals. Until the transaction is complete, Splunk and Cisco remain separate, independent companies, and it’s business as usual for everyone. In the coming weeks, our respective leadership teams will develop a thoughtful plan to bring our organizations together. As we work to ensure a smooth process, we will keep you informed of our progress and what to expect. In the meantime, we need to remain focused on our day-to-day responsibilities and key initiatives to continue delivering for our customers, partners, and shareholders. Until the transaction closes, we should not engage with any Cisco employees or customers outside of the normal course of business.

I fully appreciate the significance of this news and the Executive Leadership Team and I are committed to helping you understand what it means for you and every Splunker. To that end, please review the following employee FAQ [link intentionally omitted] we prepared, which addresses some of the top-of-mind questions. In addition, we will be hosting a virtual Town Hall today at 9:00am PT, during which I will be joined by Cisco’s CEO, Chuck Robbins, to discuss the announcement and our path ahead. A meeting invite will follow shortly, and I encourage each of you to attend.

Understandably, today’s news will also generate increased interest in our company from outside parties. As always, please follow our usual communications protocol by directing any media inquiries you receive to press@splunk.com and investor inquiries to ir@splunk.com.

Finally, I want to take a moment to honor everything that has brought Splunk to this point. For nearly two decades, Splunkers have brought vision, creativity and community to not only our customers and partners around the world, but also the tech industry at large. This announcement is a significant change, and it’s one we should celebrate because together we are entering a more expansive world with increased opportunity for industry-defining innovation. The talent and drive that made today possible are only going to be more important in the years to come. As we celebrate our history, I hope you also share my excitement for the future of Splunk.

On behalf of the Splunk Executive Leadership Team, thank you for your continued hard work, focus and collaboration. I’m looking forward to embarking on this next phase of our growth with you.

- Gary

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information and Where to Find It

In connection with the proposed transaction between Splunk Inc. (“Splunk”) and Cisco Systems, Inc. (“Cisco”), Splunk will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Splunk stockholders. Splunk may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Splunk may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Splunk through the website maintained by the SEC at www.sec.gov, Splunk’s investor relations website at https://investors.splunk.com or by contacting the Splunk investor relations department at the following:

Splunk Inc.

ir@splunk.com

(415) 848-8400

Participants in the Solicitation

Splunk and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Splunk’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Splunk’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 9, 2023. Splunk stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Splunk directors and executive officers in the transaction, which may be different than those of Splunk stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

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